Exhibit 3.4
EXECUTION COPY
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
OF SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK
OF
HARBINGER GROUP INC.
     The undersigned, Francis T. McCarron, Executive Vice President of Harbinger Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
     FIRST. That resolutions of the Board of Directors of Harbinger Group Inc. have been duly adopted, setting forth a proposed amendment of the Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc. (the “Series A Certificate of Designation”), declaring said amendment to be advisable and calling for a submission of said amendment to the stockholders for consideration thereof. The resolutions setting forth the proposed amendment are as follows:
     RESOLVED, that SECTION 4(b) of the Series A Certificate of Designation is hereby amended and restated in its entirety as follows:
     (b) In addition to the voting rights provided for by SECTION 4(a) and any voting rights to which the Holders may be entitled to under law:
          (i) for so long as any Preferred Shares, shares of Series A-2 Preferred Stock, or shares of Additional Permitted Preferred Stock are outstanding, the Company may not, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of the Majority Holders:
               (A) amend the Certificate of Incorporation (excluding for this purpose this Certificate of Designation) or the By-Laws of the Company (including by means of merger, consolidation, reorganization, recapitalization or otherwise), in each case, in a manner adverse to the Holders;
               (B) create or issue any (x) Senior Securities or (y) except as permitted under SECTION 9(b) and otherwise by this Certificate of Designation, Parity Securities or Additional Permitted Preferred Stock;
               (C) incur, or permit any Subsidiary Guarantor to incur, any Debt (excluding any Debt incurred to refinance the Senior Notes) not otherwise permitted by the terms of the Indenture;

               (D) make, or permit any Subsidiary Guarantor to make, any Asset Sales not otherwise permitted by the terms of the Indenture;
               (E) make, or to the extent within the Company’s control, permit any of its Subsidiaries to make, any Restricted Payments not otherwise permitted by the terms of the Indenture;
               (F) create a new Subsidiary of the Company not in existence on the Original Issue Date for the primary purpose of issuing Equity Securities of such Subsidiary or incurring Debt the proceeds of which will, directly or indirectly, be used to make dividends or other distributions or payments of cash to holders of the Company’s Capital Stock other than the Holders; provided, that for the avoidance of doubt, the foregoing shall not prohibit dividends or other distributions to the Company; or
               (G) agree to do, directly or indirectly, any of the foregoing actions set forth in clauses (A) through (F), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of the Majority Holders; and
          (ii) for so long as the Fortress Investor Group owns Preferred Shares equal to or greater than 50% of the Initial Preferred Share Amount, neither the Company nor, to the extent within the Company’s control, any of its Subsidiaries may, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of the Fortress Investor:
               (A) create or issue any (x) Senior Securities or (y) except as permitted under SECTION 9(b) and otherwise by this Certificate of Designation, Parity Securities or Additional Permitted Preferred Stock;
               (B) incur, or permit any Subsidiary Guarantor to incur, any Debt (excluding any Debt incurred to refinance the Senior Notes) not otherwise permitted by the terms of the Indenture;
               (C) make, or permit any Subsidiary Guarantor to make, any Asset Sales not otherwise permitted by the terms of the Indenture;
               (D) make, or to the extent within the Company’s control, permit any of its Subsidiaries to make, any Restricted Payments not otherwise permitted by the terms of the Indenture;
               (E) acquire or, to the extent within the Company’s control, permit any Subsidiary of the Company to acquire, any limited partnership interest, general partnership interest, Equity Securities, Debt or other instrument issued by a Harbinger Affiliate that is a private collective investment vehicle;

               (F) create a new Subsidiary of the Company not in existence on the Original Issue Date for the primary purpose of issuing Equity Securities or incurring Debt the proceeds of which will, directly or indirectly, be used to make dividends or other distributions or payments of cash to holders of the Company’s Capital Stock other than the Holders; provided, that for the avoidance of doubt, the foregoing shall not prohibit dividends or other distributions to the Company;
               (G) effect any stock split or combination, reclassification or similar event with respect to the Series A Preferred Stock; or
               (H) agree to do, directly or indirectly, any of the foregoing actions set forth in clauses (A) through (G), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of the Fortress Investor for so long as the Fortress Investor Group owns a number of Preferred Shares equal to or greater than 50% of the Initial Preferred Share Amount; and
          (iii) for so long as the Fortress Investor Group owns Preferred Shares equal to or greater than 50% of the Initial Preferred Share Amount (whether held in the form of Preferred Shares or Common Stock issued to the Fortress Investor Group upon the conversion of Preferred Shares), neither the Company nor, to the extent within the Company’s control, any of its Subsidiaries may, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of the Fortress Investor:
               (A) enter into any Related Party Transaction not otherwise permitted pursuant to the Existing Indenture (including, for the avoidance of doubt, any Specified Related Party Transaction or any Related Party Transaction excluded from the definition of Specified Related Party Transaction, in each case to the extent any such transaction is not permitted by the Existing Indenture); provided, that once the Market Capitalization/Liquidity Threshold is satisfied, the dollar thresholds in Sections 4.13(a) and 4.13(b) of the Existing Indenture will be deemed for purposes of this SECTION 4(b)(iii)(A) to increase to any higher thresholds as set forth in the Indenture, as in effect from time to time;
               (B) enter into any Specified Related Party Transaction unless (x) such Specified Related Party Transaction shall have been approved by a majority of the members of the Board who are disinterested in the subject matter of such Specified Related Party Transaction (or, in the case of contingent bonuses to officers, directors or employees, such contingent bonuses shall have been approved by a committee of the Board comprised of independent directors) and (y) with respect to a Specified Related Party Transaction having a value of $15,000,000 or more and which is an Extraordinary Transaction for which a fairness opinion is customarily given by nationally recognized investment banking firms, a fairness opinion from a nationally recognized investment banking firm has been obtained; or
               (C) agree to do any of the foregoing actions set forth in clauses (A) and (B), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of the Fortress Investor for so long as the Fortress Investor Group owns a number of Preferred Shares equal to or greater than 50% of the Initial Preferred Share Amount (whether held in the form of Preferred Shares or Common Stock issued to the Fortress Investor Group upon the conversion of Preferred Shares); and
          (iv) for so long as any Preferred Shares, shares of Series A-2 Preferred Stock, or shares of Additional Permitted Preferred Stock are outstanding, neither the Company nor, to the extent within the Company’s control, any of its Subsidiaries may, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of each of the Holders:
               (A) make any repurchase, redemption or other acquisition for value of Preferred Shares, shares of Series A-2 Preferred Stock or shares of Additional Permitted Preferred Stock, unless such redemption is made on the same terms and on a pro rata basis among all Holders (other than Holders that are granted an equal opportunity to participate in such transaction but elect not to do so); or
               (B) agree to do, directly or indirectly, any of the foregoing actions set forth in clause (A), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of each of the Holders; and
          (v) for so long as any Preferred Shares are outstanding, the Company may not, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of the Series A Majority Holders:
               (A) amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Preferred Stock;
               (B) effect any stock split or combination, reclassification or similar event with respect to the Series A Preferred Stock; or
               (C) agree to do, directly or indirectly, any of the foregoing actions set forth in clauses (A) and (B), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of the Series A Majority Holders; and

          (vi) for so long as any Preferred Shares are outstanding, neither the Company nor, to the extent within the Company’s control, any of its Subsidiaries may, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of each of the holders of Preferred Shares:
               (A) amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Preferred Stock set forth in the Specified Sections (including by means of merger, consolidation, reorganization, recapitalization or otherwise) in a manner adverse to the holders of Preferred Shares (whether by means of an amendment or other change to the Specified Sections or by means of an amendment or other change to any definitions used in the Specified Sections or any other terms of this Certificate of Designation affecting the Specified Sections); or
               (B) agree to do, directly or indirectly, any of the foregoing actions set forth in clause (A), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of each of the holders of Preferred Shares.
     RESOLVED, that the second sentence of SECTION 5(b) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: The Company may exercise its option under this SECTION 5(b) by providing the Holders with a notice, which notice shall specify that the Company is exercising the option contemplated by this SECTION 5(b), the Forced Conversion Trigger Date and the Conversion Date on which the conversion shall occur (which Conversion Date shall be not less than four (4) Business Days following the date such notice is provided to the Holders); provided that, once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of (x) the Series A Majority Holders and (y) for so long as the Fortress Investor Group owns a number of Preferred Shares equal to or greater than 50% of the Initial Preferred Share Amount, the Fortress Investor.
     RESOLVED, that the second sentence of SECTION 5(g)(v) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Transaction, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Preferred Shares, shares of Series A-2 Preferred Stock and shares of Additional Permitted Preferred Stock, treated as a single class, shall be convertible from and after the effective date of the Transaction.
     RESOLVED, that the first paragraph of SECTION 9(b) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: After the date hereof, the Company may issue additional shares of

Series A Preferred Stock or Parity Securities provided that the aggregate purchase price of all outstanding shares of Series A Preferred Stock and Parity Securities may not, except to the extent set forth in the second sentence following this sentence, exceed $400.0 million. For purposes hereof, the term “Additional Permitted Preferred Stock” shall mean the $280 million of Series A Preferred Stock issued on the Original Issue Date together with the next $120 million of Series A Preferred Stock, Series A-2 Preferred Stock or other Parity Securities issued after the Original Issue Date. The Company shall not, on or after the Original Issue Date, issue any (x) Parity Securities in excess of the Additional Permitted Preferred Stock authorized by the first sentence of this SECTION 9(b) or (y) Senior Securities unless one of the following conditions (the “Incurrence Based Issuance Limits”) is satisfied (and, in the case of Senior Securities, subject to receipt of the required approval of the Majority Holders and, if applicable, the Fortress Investor, as set forth under SECTIONS 4(b)(i)(B) and 4(b)(ii)(A)):
     RESOLVED, that the third paragraph of SECTION 9(b)(ii) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: For the avoidance of doubt, no Series A Preferred Stock or Parity Securities shall be issuable or deemed issued pursuant to the third sentence of this SECTION 9(b) unless and until the aggregate issue price of Series A Preferred Stock issued on the Original Issue Date plus the aggregate issue price of all subsequently issued Additional Permitted Preferred Stock issued or deemed issued pursuant to the first sentence of this SECTION 9(b) equals $400 million.
     RESOLVED, that references made in SECTION 11(d)(i) of the Series A Certificate of Designation to “Section 11(e)(ii)” shall be replaced with references to “Section 11(d)(ii)”.
     RESOLVED, that references made in SECTION 11(d)(ii) of the Series A Certificate of Designation to “Section 11(e)(i)” shall be replaced with references to “Section 11(d)(i)”.
     RESOLVED, that SECTION 10(i) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: “Change of Control” shall have the meaning set forth in the Existing Indenture; provided, however, that references to Permitted Holders therein shall be deemed to refer to the Harbinger Affiliates, the Fortress Investor and their respective Affiliates.
     RESOLVED, that SECTION 10(rr) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: “Holders” means the holders of outstanding Preferred Shares, shares of Series A-2 Preferred Stock, and shares of Additional Permitted Preferred Stock as they appear in the records of the Company.
     RESOLVED, that SECTION 10(fff) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: “Majority Holders” means Holders (other than the Company, its employees, its Subsidiaries or Harbinger Affiliates) owning more than 50% of the Regular Liquidation Preference of the issued and outstanding Preferred Shares, shares of Series A-2 Preferred Stock and shares of Additional Permitted Preferred Stock, taken as a whole; provided that, for purposes of such calculation, the Preferred Shares, shares of Series A-2 Preferred Stock and shares of Additional Permitted Preferred Stock held by the Company, its employees, its Subsidiaries or any Harbinger Affiliate shall be treated as not outstanding.
     RESOLVED, that SECTION 10(qqq) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: “Preferred Shares” means the shares of Series A Preferred Stock, but shall exclude, for the avoidance of doubt, shares of Series A-2 Preferred Stock.
     RESOLVED, that SECTION 10(eeee) of the Series A Certificate of Designation is deleted in its entirety and replaced with the following: “Specified Sections” means SECTION 1(b), SECTION 2, SECTION 3, SECTION 4(a), SECTION 4(b)(i), SECTION 4(b)(iv), SECTION 4(b)(v), SECTION 4(b)(vi), SECTION 4(e), SECTION 5, SECTION 6, SECTION 9(e), SECTION 11(a), SECTION 11(b), SECTION 11(c), SECTION 11(d), SECTION 11(f) or the definitions of Majority Holders or Series A Majority Holders.
     RESOLVED, that SECTION 10 of the Series A Certificate of Designation is hereby amended to add the following additional defined terms:
     (ssss) “Series A-2 Preferred Stock” means the Series A-2 Participating Convertible Preferred Stock of the Company, par value $0.01 per share.
     (tttt) “Series A Majority Holders” means holders of Preferred Shares (other than the Company, its employees, its Subsidiaries or Harbinger Affiliates) owning more than 50% of the Regular Liquidation Preference of the issued and outstanding Preferred Shares; provided that, for purposes of such calculation, the Preferred Shares held by the Company, its employees, its Subsidiaries or any Harbinger Affiliate shall be treated as not outstanding.
     SECOND. In lieu of a meeting and vote of the stockholders of Harbinger Group Inc., the stockholders have consented in writing to said amendment in accordance with the provisions of Section 228 of the DGCL.

     THIRD. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.
     IN WITNESS WHEREOF, said Harbinger Group Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer of Harbinger Group Inc. as of August 5, 2011.

HARBINGER GROUP INC.

By:	/s/ Francis T. McCarron Name: Francis T. McCarron
Title: Executive Vice President
& Chief Financial Officer